UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2012

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On March 30, 2012 Plug Power Inc. (the “Company”) executed a  Second Loan Modification Agreement (the “Loan Modification”) with Silicon Valley Bank, amending the August 9, 2011 Loan and Security Agreement (the “Loan Agreement”).  The Loan Modification increased the maximum amount available under the Loan Agreement from $7,000,000 to $15,000,000.  The remaining terms of the Loan Agreement, as disclosed in the Company’s Quarterly Report on 10Q filed on August 11, 2011, remain in full force and effect.  A copy of the Loan Modification is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits.

10.1     Second Loan Modification Agreement dated March 30, 2012, by and between Plug Power Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: April 3, 2012	By: /s/ Andrew Marsh
Name: Andrew Marsh
Title: President and Chief Executive Officer

3